Exhibit 99.2

Superconductor Technologies Inc. to Raise Additional $2.5 Million in Registered Direct Offering

—Additional Demand for Recently Announced Offering—

AUSTIN, Texas, Feb. 21, 2012 — Superconductor Technologies Inc. (“STI” or the “Company”) (Nasdaq:SCON) today announced that it has entered into agreements with certain institutional investors for a registered direct placement of approximately $2.5 million of common stock at a price of $1.05 per share. This reflects additional demand for STI’s recently announced $4.6 million offering (the “Pending Offering”).

This offering is on the same terms and conditions as the Pending Offering. The Company will issue to the investors warrants to purchase up to 1,773,750 shares of common stock. The warrants have an exercise price of $1.35 per share, and are exercisable 6 months after issuance and terminate five years after the date of issuance.

Both offerings are expected to close on or about February 22, 2012, subject to satisfaction of customary closing conditions.

Rodman & Renshaw, LLC, a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM), acted as the exclusive placement agent for the transaction.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-172190), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 13, 2011. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov or by request at Rodman & Renshaw LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, or by calling 212-356-0549 or e-mailing placements@rodm.com.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., founded in Santa Barbara, CA, and now headquartered in Austin, TX, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D. Superconductor Technologies Inc.’s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Investor Relations, invest@suptech.com, Cathy Mattison or Kirsten Chapman of LHA, +1-415-433-3777, for Superconductor Technologies Inc.